Exhibit 99.14

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Comparison of Other Service Providers,” “Financial Statements and Experts” and “Representations and Warranties” in the Proxy Statement and Prospectus and “Financial Statements” in the Statement of Additional Information of Morgan Stanley Institutional Fund, Inc. Advantage Portfolio (one of the portfolios comprising Morgan Stanley Institutional Fund, Inc.), which is included in this Registration Statement on Form N-14 of Morgan Stanley Institutional Fund, Inc.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of Morgan Stanley Institutional Fund, Inc., dated April 30, 2018, which was filed on Form N-1A with the Securities and Exchange Commission in Post-Effective Amendment Number 199 (File No. 033-23166), and incorporated by reference in the Proxy Statement and Prospectus and Statement of Additional Information, which is included in this Registration Statement on Form N-14 of Morgan Stanley Institutional Fund, Inc.

We also consent to the incorporation by reference of our reports, dated February 26, 2018, on the financial statements and financial highlights of Advantage Portfolio and Insight Portfolio (two of the portfolios comprising Morgan Stanley Institutional Fund, Inc.) included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2017, which is incorporated by reference in the Registration Statement of Morgan Stanley Institutional Fund, Inc. on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

June 18, 2018